                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                               MEDIA METRIX, INC.


                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Title 8, Chapter 1 of the Delaware Code and the Acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), does hereby certify:

                                    ARTICLE I

                                      NAME

     The name of the Corporation is Media Metrix, Inc. (the "Corporation").

                                   ARTICLE II

                                AGENT FOR SERVICE

                  The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  INCORPORATOR

                  The name and mailing address of the sole incorporator is as follows:

                             Richard H. Gilden, Esq.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103

                                    ARTICLE V

                                     CAPITAL

                  (1)      CLASSES AND NUMBER OF SHARES

                  The total number of shares of all classes of stock which the Corporation has authority to issue is fifteen million (15,000,000) shares, consisting of ten million (10,000,000) shares of Common Stock, par value $1.00 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value $1.00 per share, which shall have such designations as may be authorized by the Board of Directors from time to time (the "Preferred Stock").

                  (2) PREFERRED STOCK. The Board of Directors is hereby authorized, subject to the provisions contained in this Article V, to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall rank senior to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution, as hereinafter provided, and shall have such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of a particular series of Preferred Stock, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law except insofar as such rights and preferences are fixed herein. Such authorization in the Board of Directors shall expressly include the authority to fix and determine the relative rights and preferences of such shares in all respects including, without limitation, the following:

                  1.       the rate of dividend;

                  2. whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

                  3. the amount payable upon shares in the event of dissolution, voluntary and involuntary liquidation or winding up of the affairs of the Corporation;

                  4. purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

                  5. the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

                  6. whether or not shares have voting rights, and the extent of such voting rights, if any; and

                  7. whether shares shall be cumulative, noncumulative, or partially cumulative as to dividends and the date from which any cumulative dividends are to accumulate.

                                   ARTICLE VI

                                    MEETINGS

                  Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VII

                                     BYLAWS

                  In the furtherance and not in limitation of objects, purposes and powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                  ARTICLE VIII

                                    CREDITORS

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                               DIRECTOR LIABILITY

                  A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

                                 INDEMNIFICATION

                  The Corporation shall have the power to provide indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware.


                                   ARTICLE XI

                                   AMENDMENTS

                  The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming the Corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 26th day of March, 1997.


                                           /s/ RICHARD H. GILDEN
                                          --------------------------------------
                                               Richard H. Gilden

                           CERTIFICATE OF DESIGNATION
                            OF RIGHTS AND PREFERENCES
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK,
                    SERIES B CONVERTIBLE PREFERRED STOCK AND
                           REDEEMABLE PREFERRED STOCK
                                       OF
                               MEDIA METRIX, INC.

                           Pursuant to Section 151(g)
                        of the General Corporation Law of
                              the State of Delaware
                           ---------------------------


         Media Metrix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, acting by written consent dated April 10, 1997, duly adopted the following resolution:

         RESOLVED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, three series of Preferred Stock of the Corporation be and hereby are established as set forth below; that the Board of Directors be and hereby is authorized to issue shares of such series of Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate of Incorporation, the number, powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, said series shall be as follows:

         A.       DESIGNATION.

            (a) Four hundred ninety-five thousand six hundred and three (495,603) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated

Series A Convertible Preferred Stock ("Series A Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

            (b) One hundred fifty-nine thousand six hundred and forty (159,640) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Series B Convertible Preferred Stock ("Series B Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below. The Series A Preferred Stock and the Series B Preferred Stock are sometimes referred to collectively herein as the "Convertible Preferred Stock."

            (c) Forty-one thousand four hundred and forty-six (41,446) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Redeemable Preferred Stock ("Redeemable Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

         (A)       DIVIDENDS.

            (a) The holders of shares of Redeemable Preferred Stock shall be entitled to receive dividends at a rate of 7% per annum, compounded quarterly (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Redeemable Preferred Stock, whether or not declared.

            (b) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends at a rate of [ %] per annum, compounded quarterly commencing October 14,1999 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable if, when and as declared by the Board of Directors of the Corporation. The right to receive dividends on Series A Preferred Stock shall be noncumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series A Preferred Stock in any prior year.

            (c) The Corporation shall not declare or pay any distributions (as defined below) (i) on shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock until the holders of the Redeemable Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 2 or (ii) on shares of Common Stock or Series B Preferred Stock until the holders of Series A Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (b) of this Section 2.

            (d) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price not exceeding fair market value of such shares) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation, but excluding distributions upon the liquidation or dissolution of the Corporation.

         (A) LIQUIDATION DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES:

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock, Series B Preferred Stock, Redeemable Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $8.07 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus all accrued but unpaid dividends on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock or Redeemable Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred

Stock, by reason of their ownership thereof, an amount equal to $12.53 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            (c) After the payment of all preferential amounts required to be paid to the holders of Convertible Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Redeemable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Redeemable Preferred Stock, by reason of their ownership thereof, an amount equal to $100.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Redeemable Preferred Stock the full amount to which they shall be entitled, the holders of shares of Redeemable Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Redeemable Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            (d) After the payment of all preferential amounts required to be paid to (i) the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, v (ii) the holders of Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, and (iii) the holders of Redeemable Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Redeemable Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Convertible Preferred Stock and Common Stock then outstanding (treating the shares of Convertible Preferred Stock on an as converted basis) shall receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

            (e) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capita stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Corporation, such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a), 2(b), 2(c) and 2(d) above. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property which gives effect to this provision. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

         4.    VOTING.

            (a) Each holder of outstanding shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Convertible Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsections 4(b) or 4(c) below or by the provisions v establishing any other series of Preferred Stock, holders of Convertible Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) Each holder of outstanding shares of Redeemable Preferred Stock shall be entitled to one hundred votes for each share held at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, holders of Redeemable Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (c) The Corporation shall not (i) amend, alter or repeal any provision of its Certificate of Incorporation if such action would alter or change the preferences, special rights or other powers of the Convertible Preferred Stock so as to affect adversely the Convertible Preferred Stock, (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with the Convertible Preferred Stock, or (iii) authorize a merger, sale, lease, transfer or disposition of substantially all of the assets of the Corporation, recapitalization or reorganization of the Corporation, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, as the case may be, given in writing or by vote at a meeting, each such Series consenting or voting (as the case may be) separately as a single class.

         5. OPTIONAL CONVERSION. The holders of the Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $8.07 (with respect to the conversion of shares of Series A Preferred Stock) and $12.53 (with respect to the conversion of shares of Series B Preferred Stock) by the applicable Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Convertible Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $8.07 (with respect to the conversion of shares of Series A Preferred Stock) and $12.53 (with respect to the conversion of shares of Series B Preferred Stock). Such initial Conversion Price, and the rate at which shares of Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event any holder of Convertible Preferred Stock elects to have any shares of Convertible Preferred Stock redeemed pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Convertible Preferred Stock.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price.

                  (c) MECHANICS OF CONVERSION.

                           (i) In order for a holder of Convertible Preferred
Stock to convert shares of Convertible Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Convertible Preferred Stock, at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Convertible Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Convertible Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the
Convertible Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (iii) Upon any such conversion, no adjustment to the
Conversion Price shall be made for any declared but unpaid dividends on the Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (iv) All shares of Convertible Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Convertible Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and
other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                           (i) SPECIAL DEFINITIONS.  For purposes of this
Subsection 5(d), the following definitions shall apply:

                                    (A) "OPTION" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (i) awards granted to employees, directors or consultants of the Corporation pursuant to the Corporation's Executive Option Plan as adopted by the Board of Directors, to acquire up to a maximum of shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or v other similar recapitalization affecting such shares) and (ii) warrants issued to (x) the holders of Series A Preferred Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such warrants) (the "Series K Warrants") and (y) Veronis, Suhler & Associates (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such warrants) (the "Veronis Suhler Warrant").

                                    (B) "ORIGINAL ISSUE DATE" shall mean the
date on which a share of Series A Preferred Stock was first issued.

                                    (C) "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, other than shares of Series B Preferred Stock issued upon exercise of the Series B Warrants.

                                    (D) "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(H) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                                            (I)     shares of Common Stock
                                                    issued or issuable upon
                                                    conversion of shares of
                                                    Series A Preferred Stock
                                                    outstanding on the Original
                                                    Issue Date;

                                            (II)    shares of Common Stock
                                                    issued or issuable upon
                                                    conversion of shares of
                                                    Series B Preferred Stock
                                                    issued upon exercise of
                                                    Series B Warrants
                                                    outstanding on the Original
                                                    Issue Date.

                                            (III)   shares of Common Stock
                                                    issued or issuable as a
                                                    dividend or distribution on
                                                    Convertible Preferred Stock;

                                            (IV)     shares of Common Stock
                                                     issued or issuable by
                                                     reason of a dividend, stock
                                                     split, split up or other
                                                     distribution on shares of
                                                     Common Stock that is
                                                     covered by Subsection 5(e)
                                                     or 5(f) below; or

                                            (V)      upon the exercise of awards
                                                     or warrants excluded from
                                                     the definition of "Option"
                                                     in Section 5(d)(i)(A).

                           (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment
in the number of shares of Common Stock into which the Convertible Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof:

(a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of (i) at least a majority of the then outstanding shares of Series A Preferred Stock (with respect to the Conversion Price thereof) and/or (ii) at least a majority of the then outstanding shares of Series B Preferred Stock (with respect to the Conversion Price thereof) agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                           (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL
                                 SHARES OF COMMON STOCK.

         If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                                    (D) In the event of any change in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, and

                                    (E) No readjustment pursuant to clause (B)
or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 5(d)(iii) shall apply.

                           (IV) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF
                                ADDITIONAL SHARES OF COMMON STOCK.

         In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 5(e) or upon a dividend or distribution as provided in Subsection 5(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the-total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 5(d)(iv), all shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of shares of Convertible Preferred Stock shall not give effect to any adjustments to the conversion price or conversion rate of such shares resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           (v) DETERMINATION OF CONSIDERATION.  For purposes of
this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property: Such consideration
shall:

                                            (I)  insofar as it consists of cash,
be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                            (II) insofar as it consists of
property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (III) in the event Additional Shares
of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                                    (B) OPTIONS AND CONVERTIBLE SECURITIES.  The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                            (x)  the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible

Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (y)   the maximum number of shares
of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (vi)     MULTIPLE CLOSING DATES.  In the event the
Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then the Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to. receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                           (1) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (2) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Convertible Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Convertible Preferred Stock had been converted into Common Stock on the date of such event.

                  (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had such holder's shares of Convertible Preferred Stock been converted into Common Stock on the date of such event and such holder had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Convertible Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Convertible Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Convertible Preferred Stock had been converted into Common Stock on the date of such event.

                  (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Conversion Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common

Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 3(e)), each share of Convertible Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock.

                  (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

                  (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock and/or Series B Preferred Stock (as applicable) a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock and/or Series B Preferred Stock (as applicable).

                  (l)      NOTICE OF RECORD DATE.  In the event:

                           (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                           (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Convertible Preferred Stock, and shall cause to be mailed to the holders of the Convertible Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                  (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         6.       MANDATORY CONVERSION.

                  (a) Upon the closing of the sale of shares of Common Stock, at a price of at least $15.00 per share (subject to appropriate adjustment to the value per share of the Common Stock after the date of this Agreement for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $15,000,000 of gross proceeds to the Corporation (a "Qualified Public Offering") (such date, the "Mandatory Conversion Date"), (i) all outstanding shares of Convertible Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and (ii) all provisions relating to the Convertible Preferred Stock and references thereto shall be deleted and shall be of no further force or effect.

                  (b) All holders of record of shares of Convertible Preferred Stock shall be given at least 10 days' prior written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Convertible Preferred Stock pursuant to this Section 6. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Convertible Preferred Stock at such holder's address last shown on the records of the transfer agent for the Convertible Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the Mandatory Conversion Date, all rights with respect to the Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Convertible Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Convertible Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Convertible Preferred Stock accordingly.

         7.       REDEMPTION OF CONVERTIBLE PREFERRED STOCK AT OPTION OF HOLDER.

                  (a) At any time or from time to time on or after the seventh anniversary of April 14,1997 (the "Election Date") each holder of Series A Preferred Stock and Series B Preferred Stock shall have the right to require the Corporation to redeem on the date 30 days after the Election Date (the "Redemption Date") any or all of the shares of Series A Preferred Stock or Series B Preferred Stock held by such holder on such date at a price per share equal to the then fair market value per share of such Series A Preferred Stock or Series B Preferred Stock (as applicable), including all accrued and unpaid dividends on such shares (the "Redemption Price"). Any holder desiring to exercise the redemption right granted herein (a "Requesting Holder") shall provide written notice to the Corporation setting forth the number of shares to be redeemed on each Redemption Date. Upon a holder's surrender of his or her certificates representing shares to be redeemed, 50% of the Redemption Price shall be paid by the Corporation in cash on the Redemption Date and the remaining 50% of the Redemption Price shall be paid to the Requesting Holder on the first anniversary of the Redemption Date. The fair market value per share of Series A Preferred Stock or Series B Preferred Stock shall be deemed to be the amount determined in good faith by the Board of Directors to represent the fair market value per share of the Series A Preferred Stock or Series B Preferred Stock.

                  (b) Within five days following its receipt from a Requesting Holder of a notice of intent to exercise redemption rights pursuant to Subsection 7(a) hereof with respect to either or both series of Convertible Preferred Stock, the Corporation shall provide each holder of shares of such series of Convertible Preferred Stock, other than the Requesting Holder, with a written notice (addressed to the holder at its address as it appears on the stock transfer books of the Corporation) containing an offer to redeem shares of such series of Convertible Preferred Stock as provided above, which notice shall specify the applicable Redemption Price. Each holder of such series of Convertible Preferred Stock, other than the Requesting Holder, will have until 10 days prior to the Redemption Date to provide the Corporation with written notice of such holder's acceptance of the redemption offer, which notice shall specify the number of shares to be redeemed. All notices or offers hereunder shall be sent by first class or registered mail, postage prepaid, and shall be deemed to have been provided when mailed.

                  (c) In the event that any holder of Convertible Preferred Stock, other than the Requesting Holder, does not provide the Corporation with written notice pursuant to Subsection 7(b) of the holder's acceptance of the redemption offer on or before the date 10 days prior to the applicable Redemption Date, the Corporation shall have no obligation to redeem any shares of such series of Convertible Preferred Stock of such holder on the Redemption Date specified in its notice to such holder or at any time thereafter.

                  (d) For the purpose of determining whether funds are legally available for redemption of shares of Convertible Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If the funds of the Corporation legally available for redemption of Convertible Preferred Stock on a Redemption Date are insufficient to redeem the number of shares of Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Convertible Preferred Stock ratably among holders of Convertible Preferred Stock to be so redeemed on the basis of the number of shares of Convertible Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Convertible Preferred Stock to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  (e) On or prior to a Redemption Date, the Requesting Holder and each holder of Convertible Preferred Stock accepting the Corporation's redemption offer shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated in the Corporation's redemption offer. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Convertible Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of redeemed Convertible Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

                  (f) The foregoing provisions of this Section 7 shall terminate on the consummation of a Qualified Public Offering or any merger or consolidation of the Corporation into or with another corporation in which all consideration payable to the stockholders of the Corporation consists of cash and/or marketable securities or the sale of all or substantially all of the assets of the Corporation. For purposes of this subsection 7(e, marketable securities shall include any securities listed on a national securities exchange, the Nasdaq National Market System, the Nasdaq Small Cap Market, the OTC Bulletin Board or another nationally recognized exchange or trading system.

         8.       MANDATORY REDEMPTION OF REDEEMABLE PREFERRED STOCK.

                  (a) Upon the earlier of (i) the consummation of a Qualified Public Offering, (ii) the merger or consolidation of the Corporation into or with another corporation or the sale of all or substantially all of the assets of the Corporation and (iii) the liquidation, dissolution or winding up of the Corporation (such earlier date, the "Redeemable Preferred Stock Redemption Date"), the Corporation shall, subject to the conditions of Subsection 8(b) below, redeem from each holder of Redeemable Preferred Stock all outstanding shares of Redeemable Preferred Stock held by such holder, at a price equal to $100.00 per share, plus all accrued and unpaid dividends on such shares (the "Redemption Price").

                  (b) If the funds of the Corporation legally available for redemption of the Redeemable Preferred Stock on the Redeemable Preferred Stock Redemption Date are insufficient to redeem all of the Redeemable Preferred Stock required under this Section 8 to be redeemed, those funds which are legally available will be used to redeem the maximum possible number of such shares of Redeemable Preferred Stock ratably among holders of the Redeemable Preferred Stock to be so redeemed on the basis of the number of shares of Redeemable Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Redeemable Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Redeemable Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  (c) The Corporation shall provide notice of the redemption of Redeemable Preferred Stock pursuant to this Section 8 specifying the time and place of redemption by first class or registered mail, postage prepaid, to each holder of record of Redeemable Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves on its own transfer agent), not more than 20 nor less than 10 days prior to the Redeemable Preferred Stock Redemption Date. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Redeemable Preferred Stock specified therein.

                  (d) On or prior to the Redeemable Preferred Stock Redemption Date, each holder of Redeemable Preferred Stock shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated by the Corporation. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redeemable Preferred Stock Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Redeemable Preferred Stock redeemed on the Redeemable Preferred Stock Redemption Date shall cease (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purposes whatsoever. Such shares of redeemed Redeemable Preferred Stock shall be cancelled and will not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Redeemable Preferred Stock accordingly.



             * * * Remainder of page intentionally left blank * * *

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be signed by its Chief Executive Officer this 10th day of April, 1997.

                                             MEDIA METRIX, INC.


                                             By: /s/ TOD JOHNSON
                                                -----------------------------
                                                Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                               MEDIA METRIX, INC.


         MEDIA METRIX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation (the "Board"), by the written consent of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the
Corporation:

                  "RESOLVED, the Certificate of Incorporation of the corporation be amended by striking Section (1) of Article V in its entirety and replacing therefor:

                           (1)    CLASSES AND NUMBER OF SHARES

                  The total number of shares of all classes of stock which the Corporation has authority to issue is fifteen million (15,000,000) shares, consisting of ten million (10,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value $.01 per share, which shall have such designations as may be authorized by the Board of Directors from time to time (the "Preferred Stock")."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 21st day of May, 1997.

                                             Media Metrix, Inc.


                                             By: /s/ TOD JOHNSON
                                             --------------------------------
                                             Tod Johnson
                                             Title: Chairman and CEO

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                               MEDIA METRIX, INC.


         MEDIA METRIX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation (the "Board"), by the written consent of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the
Corporation:

                  "RESOLVED, the Certificate of Incorporation of the corporation be amended by striking Section (1) of Article V in its entirety and replacing therefor:

                           (1)    CLASSES AND NUMBER OF SHARES

                  The total number of shares of all classes of stock which the Corporation has authority to issue is twenty million (20,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value $.01 per share, which shall have such designations as may be authorized by the Board of Directors from time to time (the "Preferred Stock")."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 30th day of October, 1998.

                                             Media Metrix, Inc.


                                             By: /s/ TOD JOHNSON
                                             --------------------------------
                                             Tod Johnson
                                             Chief Executive Officer

                           CERTIFICATE OF ELIMINATION

                                       OF

                               MEDIA METRIX, INC.

         MEDIA METRIX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That on November 2, 1998, the Board of Directors of the Corporation acting by unanimous written consent of its members, duly adopted resolutions setting forth the proposed elimination of its classes of preferred stock designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as set forth herein:

                  RESOLVED, that no shares of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are outstanding and none will be issued; and it is further

                  RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed with the Secretary of State of the State of Delaware, of eliminating from the Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Redeemable Preferred Stock of Media Metrix, Inc. (the "Certificate of Designation") all reference to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; and it is further

                  RESOLVED, that the provisions of the Certificate of Designation relating to the Redeemable Preferred Stock of the Company shall remain in full force and effect.

         SECOND: None of the authorized share of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are outstanding and none will be issued.

         THIRD: In accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Certificate of Designation is hereby amended to eliminate all reference to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 3rd day of November, 1998.


                                        MEDIA METRIX, INC.


                                        By: /s/ TOD JOHNSON
                                            --------------------------------
                                            Tod Johnson
                                            Chairman and Chief Executive Officer

                             CERTIFICATE OF MERGER

                                       OF

                            RELEVANTKNOWLEDGE, INC.

                                 WITH AND INTO

                               MEDIA METRIX, INC.

               (UNDER SECTION 251 OF THE GENERAL CORPORATION LAW)


It is hereby certified that:

                1. The constituent business corporations participating in the merger are:

                              (i) Media Metrix, Inc., which is incorporated under the laws of the State of Delaware ("MMX"); and

                              (ii) RelevantKnowledge, Inc. which is incorporated
                under the laws of the State of Delaware ("RKI").

                2. An Agreement and Plan of Reorganization has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

                3. The name of the surviving corporation in the merger herein certified is Media Metrix, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

                4. The Certificate of Incorporation of MMX, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

                5. The Agreement and Plan of Reorganization between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                               Media Metrix, Inc.
                               900 West Shore Rd.
                               Port Washington, NY 11050

                6. A copy of the aforesaid Agreement and Plan of Reorganization will be furnished by the aforesaid surviving corporation, on request and without cost, to any stockholder of each of the aforesaid constituent corporations.

         IN WITNESS WHEREOF, the undersigned has subscribed this document on the date set forth below and does hereby affirm that the statements contained herein have been examined by him and are true and correct.

Dated:   November 5, 1998



                                             MEDIA METRIX, INC.
                                             a Delaware corporation



                                             By: /s/ TOD JOHNSON
                                                --------------------------------
                                             Name:  Tod Johnson
                                             Title: Chief Executive Officer

            CERTIFICATE OF CHANGE OF LOCATION OF
           REGISTERED OFFICE AND REGISTERED AGENT

                                 OF

                        MEDIA METRIX, INC.

     The undersigned corporation hereby certifies as follows:

     FIRST:    The name of the corporation is

                        MEDIA METRIX, INC.

     SECOND:   The address of the new registered office shall be 15 East North
Street, in the City of Dover, County of Kent, State of Delaware 19901.

     THIRD:    The name of the new registered agent is United Corporate
Services, Inc.

     FOURTH:   The aforesaid changes were duly authorized by appropriate
resolutions adopted by the Board of Directors at a meeting thereof.



     IN WITNESS WHEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this tenth day of December, 1998.

                        MEDIA METRIX, INC.

                        /s/ TOD JOHNSON
                          ---------------------------
                            Tod Johnson, CEO